EMPLOYMENT AGREEMENT


          AGREEMENT entered into as of November 16, 1995, between

THE PERKIN-ELMER CORPORATION, a New York corporation having its principal place of business at Norwalk, Connecticut (the

"Company") and Stephen O. Jaeger residing at 11 Topstone Road,

West Redding, Connecticut  06896 (the "Employee").

          WHEREAS, the Employee has rendered and/or will render

valuable services to the Company and it is regarded essential by the Company that it have the benefit of Employee's services in future years; and

          WHEREAS, the Board of Directors of the Company believes

that it is essential that, in the event of the possibility of a

Change in Control of the Company (as defined herein), the

Employee be able to continue his attention and dedication to his duties and to assess and advise the Board of Directors of the

Company (the "Board") whether such proposals would be in the best interest of the Company and its shareholders without distraction regarding any uncertainty concerning his future with the Company;

and

          WHEREAS, the Employee is willing to agree to continue

to serve the Company in the future;

          NOW, THEREFORE, it is mutually agreed as follows:

          1.  Employment.  The Company agrees to employ Employee,

and the Employee agrees to serve as an employee of the Company or one or more of its subsidiaries after a Change of Control during the Period of Employment (as those terms are defined in Section 2 hereof) in such executive capacity as Employee served immediately prior to the Change in Control which caused the commencement of the Period of Employment.  The Employee also agrees to serve during the Period of Employment, if elected or appointed thereto,

as a Director of the Board of Directors of the Company and as a

member of any committee of the Board of Directors.  Notwith-

standing anything to the contrary herein, the Period of

Employment shall not commence and the Employee shall not be

entitled to any rights, benefits, or payments hereunder unless and until a Change in Control has occurred.

          2.  Definitions.

          (a)  Cause.  During the Period of Employment, "Cause"

means termination upon (i) the willful and continued failure by the Employee to perform substantially his duties with the Company

(other than any such failure resulting from the Employee's

incapacity due to physical or mental illness) after a demand for a substantial performance is delivered to the Employee by the

Chief Executive Officer of the Company ("CEO") which specifically identifies the manner in which the CEO believes that the Employee has not substantially performed his duties, or (ii) the willful engaging by the Employee in illegal conduct which is materially and demonstrably injurious to the Company.  For purposes of this

Section 2(a), no act, or failure to act, on the part of the

Employee shall be considered "willful" unless done, or omitted to be done, by the Employee in bad faith and without reasonable belief that the Employee's action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a

resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company.  Notwithstanding the

foregoing, the Employee shall not be deemed to have been

terminated for Cause unless and until there shall have been

delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the

entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the

Employee and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of the conduct set forth above in (i) or (ii) of this Section 2(a) and specifying the particulars thereof in detail.

          (b)  Cash Compensation.  "Cash Compensation" shall mean

the sum of (i) Employee's Base Salary (determined in accordance with the provisions of Section 4(a) hereof) and (ii) Executive's incentive compensation (provided for under Section 4(b) hereof),

which shall be an amount equal to the greatest of (x) the average of the amount of Employee's incentive compensation for the last three completed fiscal years immediately prior to the Employee's termination of employment (whether or not such years occurred during the Period of Employment), (y) the target amount of such

Employee's incentive compensation for the fiscal year in which his termination of employment occurs or (z) the Employee's target amount for the fiscal year in which the Change in Control occurs.

          (c)  Change in Control.  "Change in Control" means the

occurrence of any of the following: an event that would be

required to be reported (assuming such event has not been

"previously reported") in response to Item 1(a) of the Current

Report on Form 8-K, as in effect on the date hereof, pursuant to

Section 13 or 15(d) of the Securities Exchange Act of 1934;

provided, however, that, without limitation, such a Change in

Control shall be deemed to have occurred at such time as (i) any

"person" within the meaning of Section 14(d) of the Securities

Exchange Act of 1934 becomes the "beneficial owner" as defined in

Rule 13d-3 thereunder, directly or indirectly, of more than 25%

of the Company's Common Stock; (ii) during any two-year period,

individuals who constitute the Board of Directors of the Company

(the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof,

provided that any person becoming a director during such period whose election or nomination for election by the Company's

stockholders was approved by a vote of at least three quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination)

shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; or (iii) the approval by the Company's stockholders of the sale of all or substantially all of the stock or assets of the Company.

          (d)  Disability.  "Disability" means the absence of the

Employee from his duties with the Company on a full-time basis for one hundred eighty (180) consecutive days as a result of incapacity due to physical or mental illness.

          (e)  Good Reason.  During the Period of Employment,

"Good Reason" means:

          (i)  an adverse change in the status of the Employee

(other than any such change primarily attributable to the fact that the Company may no longer be publicly owned) or position(s)

as an officer of the Company as in effect immediately prior to the Change in Control or the assignment to the Employee of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status or position(s), or any removal of the Employee from or any failure to reappoint or reelect him to such position(s) (except in connection with the termination of the Employee's employment for Cause, Disability, or upon

attaining age 65 or upon taking early retirement under any of the

Company's retirement plans, or as a result of death or by the

Employee other than for Good Reason);

          (ii)  a reduction by the Company after a Change in

Control in the Employee's Base Salary;

          (iii)  a material reduction after a Change in Control

in the Employee's total annual compensation; provided, however,

that for these purposes a reduction for any year of over 10% of total compensation measured by the preceding year without a substantially similar reduction to all other executives

participating in incentive compensation plans shall be considered

"material"; and the failure of the Company to adopt or renew a stock option plan or to grant amounts of restricted stock or stock options, which are consistent with the Company's prior practices, to the Employee shall also be considered a material reduction, unless the Employee participates in substitute

programs that provide substantially equivalent economic value to the Employee;

          (iv)  the failure by the Company to continue in effect

any Benefit Plan (as hereinafter defined) in which Employee was participating at the time of the Change in Control (or Benefit

Plans providing Employee with at least substantially similar benefits) other than as a result of the normal expiration of any such Benefit Plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action,

or the failure to act, by the Company which would adversely

affect Employee's continued participation in any such Benefit

Plans on at least as favorable a basis to Employee as is the case immediately prior to the Change in Control or which would

materially reduce Employee's benefits in the future under any of such Benefit Plans or deprive Employee of any material benefit enjoyed by Employee immediately prior to the Change in Control;

          (v)  the failure by the Company after a Change in

Control to provide and credit Employee with the number of paid vacation days to which Employee was then entitled in accordance with the Company's normal vacation policy as in effect

immediately prior to the Change in Control; or

          (vi)  the Company's requiring the Employee after a

Change in Control to be based more than fifty miles from the

Employee's principal place of business immediately prior to the

Change in Control except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which he undertook on behalf of the Company prior to the Change in Control.

          (f)  Period of Employment.  (i)  "Period of Employment"

means, subject to the provisions of Section 2(f)(ii), the period of thirty-six (36) months commencing on the date of a Change in

Control (as defined in Section 2(c) hereof) and the period of any extension or extensions thereof in accordance with the terms of this Section.  The Period of Employment shall be extended

automatically by one week for each week in which the Employee's employment continues after the date of a Change in Control.

          (ii)  Notwithstanding the provisions of Section 2(f)(i)

hereof, the Period of Employment shall terminate upon the

occurrence of the earliest of (A) the Employee's attainment of age 65, or the election by the Employee to retire early from the

Company under any of its retirement plans, (B) the death of the

Employee, (C) the Disability of the Employee or (D) a termination of Employee's employment by the Company for Cause or by the

Employee without Good Reason.

          (g)  Termination Date.  "Termination Date" means the

date on which the Period of Employment terminates.

          3.  Duties During the Period of Employment.  While

employed by the Company during the Period of Employment, the

Employee shall devote his full business time, attention, and best efforts to the affairs of the Company and its subsidiaries;

provided, however, that the Employee may engage in other

activities, such as activities involving charitable, educational,

religious, and similar types of organizations, speaking

engagements, membership on the board of directors of other

organizations, and similar types of activities to the extent that such other activities do not prohibit the performance of his duties under this Agreement, or inhibit or conflict in any

material way with the business of the Company and its

subsidiaries.

          4.  Current Cash Compensation.

          (a)  Base Salary.  The Company will pay to the Employee

while employed by the Company during the Period of Employment an annual base salary ("Base Salary") in an amount determined by the

Board of Directors or its Compensation Committee which shall never be less than the greater of (i) the Employee's Base Salary prior to the commencement of the Period of Employment or (ii) his

Base Salary during the preceding year of the Period of

Employment; provided, however, that it is agreed between the parties that the Company shall review annually the Employee's

Base Salary, and in light of such review may, in the discretion of the Board of Directors or its Compensation Committee, increase such Base Salary taking into account the Employee's responsi-

bilities, inflation in the cost of living, increase in salaries of executives of other corporations, performance by the Employee,

and other pertinent factors.  The Base Salary shall be paid in substantially equal biweekly installments while Employee is

employed by the Company.

          (b)  Incentive Compensation.  While employed by the

Company during the Period of Employment, the Employee shall

continue to participate in such of the Company's incentive

compensation programs for executives as the Employee participated in prior to the commencement of the Period of Employment.  Any amount awarded to the Employee under such programs shall be paid to Employee in accordance with the terms thereof.

          5.  Employee Benefits.

          (a)  Vacation and Sick Leave.  The Employee shall be

entitled during the Period of Employment to a paid annual

vacation of not less than twenty (20) business days during each calendar year while employed by the Company and to reasonable sick leave.

          (b)  Regular Reimbursed Business Expenses.  The Company

shall reimburse the Employee for all expenses and disbursements reasonably incurred by the Employee in the performance of his duties during the Period of Employment.

          (c)  Employment Benefit Plans or Arrangements.  While

employed by the Company, Employee shall be entitled to participate in all employee benefit plans, programs, or arrangements ("Benefit Plans") of the Company, in accordance with the terms thereof, as in effect from time to time, which provide benefits to senior executives of the Company.  For purposes of this Agreement, Benefit Plans shall include, without limitation,

any compensation plan such as an incentive, deferred, stock

option or restricted stock plan, or any employee benefit plan such as a thrift, pension, profit sharing, pre-tax savings,

medical, dental, disability, salary continuation, accident, life insurance plan, or a relocation plan or policy, or any other plan, program, or policy of the Company intended to benefit

employees.

          6.  Termination of Employment.

          (a)  Termination by the Company for Cause or

Termination by the Employee Other Than for Good Reason.  If

during the Period of Employment the Company terminates the

employment of the Employee for Cause or if the Employee

terminates his employment other than for Good Reason the Company shall pay the Employee (i) the Employee's Base Salary through the end of the month in which the Termination Date occurs, (ii) any incentive compensation payable to him pursuant to Section 4(b)

hereof, including a pro rata share for any partial year, (iii)

any accrued vacation pay, and (iv) benefits payable to him

pursuant to the Company's Benefit Plans as provided in Section

5(c) hereof through the end of the month in which the Termination

Date occurs.  The amounts and benefits set forth in clauses (i),

(ii), (iii) and (iv) of the preceding sentence shall hereinafter be referred to as "Accrued Benefits."

          (b)  Termination by the Company Without Cause or by the

Employee for Good Reason.  If during the Period of Employment the

Company terminates the Employee's employment with the Company without Cause or the Employee terminates his employment with the

Company for Good Reason, the Company will pay to Employee all

Accrued Benefits and, in addition, pay or provide to the Employee the following:

                    (i)  within thirty (30) days after the date

               of termination, a lump sum equal to the greater of

               (A) the Employee's Cash Compensation for the

               remainder of the Period of Employment or (B) two

               times the Employee's Cash Compensation;

                    (ii) for the greater of two years or the

               remainder of the Period of Employment immediately

               following the Employee's date of termination, the

               Employee and Employee's family shall continue to

               participate in any Benefit Plans of the Company (as

               defined in Section 5(c) hereof) in which Employee

               or Employee's family participated at any time

               during the one-year period ending on the day

               immediately preceding Employee's termination of

               employment, provided that (a) such continued

               participation is possible under the terms of such

               Benefit Plans, and (b) the Employee continues to

               pay contributions for
               such participation at the

               rates paid for similar participation by active

               Company employees in similar positions to that held

               by the Employee immediately prior to the date of

               termination.  If such continued participation is

               not possible, the Company shall provide, at its

               sole cost and expense, substantially identical

               benefits to the Employee plus pay an additional

               amount to the Employee equal to the Employee's

               liability for federal, state and local income taxes

               on any amounts includible in the Employee's income

               by virtue of the terms of this Section 6(b)(ii) so

               that Employee does not have to personally pay any

               federal, state and local income taxes by virtue of

               the terms of this Section 6(b)(ii);

                    (iii)     three additional years of service

               credit under the Company's Non-Qualified Plans

               and, for purposes of such plans, Employee's final

               average pay shall be deemed to be his Cash

               Compensation for the year in which the date of

               termination occurs;

                    (iv) the Company shall take all reasonable

               actions to cause any Company restricted stock

               ("Restricted Stock") granted to Employee to become

               fully vested and any options to purchase Company

               stock ("Options") granted to Employee to become

               fully exercisable, and in the event the Company cannot effect such vesting or acceleration within sixty (60) days, the Company shall pay within

               thirty (30) days thereafter to Employee (i) with

               respect to each Option, an amount equal to the

               product of (x) the number of unvested shares

               subject to such Option, multiplied by (y) the

               excess of the fair market value of a share of

               Company common stock on the date of Employee's

               termination of employment, over the per share

               exercise price of such Option and (ii) with

               respect to each unvested share of Restricted Stock

               an amount equal to the fair market value of a

               share of Company common stock on the date of

               Employee's termination of employment.

Except as provided in the following sentence, the amounts payable to the Employee under this Section 6(b) shall be absolutely owing and shall not be subject to reduction or mitigation as a result of employment of the Employee elsewhere after the date of

termination.  Notwithstanding any provision herein to the

contrary, the benefits described in clauses (i), (ii) and (iii)

of this Section 6(b) shall only be payable with respect to the period ending upon the earlier of (i) the end of the period

specified in each such clause or (ii) Employee's attainment of age 65.

          7.  Gross-Up.  In the event any amounts due to the

Employee under this Agreement after a Change in Control, under the terms of any Benefit Plan, or otherwise payable by the

Company or an affiliate of the Company are subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended ("Excise Taxes"), the Company shall pay to the Employee,

in addition to any other payments due under other provisions of this Agreement, an amount equal to the amount of such Excise

Taxes plus the amount of any federal, state and local income or other taxes and Excise Taxes attributable to all amounts,

including income taxes, payable under this Section 7, so that after payment of all income, Excise and other taxes with respect to the amounts due to the Employee under this Agreement, the

Employee will retain the same net after tax amount with respect to such payments as if no Excise Taxes had been imposed.

          8.  Governing Law.  This Agreement is governed by, and

is to be construed and enforced in accordance with, the laws of the State of Connecticut.  If under such laws any portion of this

Agreement is at any time deemed to be in conflict with any

applicable statute, rule, regulation, or ordinance, such portion shall be deemed to be modified or altered to conform thereto or,

if that is not possible, to be omitted from this Agreement, and the invalidity of any such portion shall not affect the force,

effect, and validity of the remaining portion hereof.

          9.  Notices.  All notices under this Agreement shall be

in writing and shall be deemed effective when delivered in person

(in the Company's case, to its Secretary) or seventy-two (72)

hours after deposit thereof in the U.S. mail, postage prepaid,

for delivery as registered or certified mail -- addressed, in the case of the Employee, to the Employee at Employee's residential address, and in the case of the Company, to its corporate

headquarters, attention of the Secretary, or to such other

address as the Employee or the Company may designate in writing at any time or from time to time to the other party.  In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by telegram, fax or telex.

          10.  Miscellaneous.  This Agreement shall supersede the

prior Employment Agreement dated March 16, 1995 with the

Employee.  This Agreement may be amended only by a subsequent written agreement of the Employee and the Company. This Agreement shall be binding upon and shall inure to the benefit of the

Employee, the Employee's heirs, executors, administrators,

beneficiaries, and assigns and to the benefit of the Company and its successors.  Notwithstanding anything in this Agreement to the contrary, nothing herein shall prevent or interfere with the ability of the Company to terminate the employment of the

Employee prior to a Change in Control nor be construed to entitle

Employee to be continued in employment prior to a Change in

Control and this Agreement shall terminate if Employee or the

Company terminates Employee's employment prior to a Change in

Control.  Similarly, nothing herein shall prevent the Employee from retiring under any of the Company's retirement plans and receiving the corresponding benefits thereunder consistent with the treatment of other Company employees.

          11.  Fees and Expenses.  The Company shall pay all

reasonable legal fees and related expenses incurred by the

Employee in connection with this Agreement following a Change in

Control of the Company, including without limitation, all such fees and expenses, if any, incurred in connection with:

(i) contesting or disputing, any termination of the Employee's employment hereunder; or (ii) the Employee seeking to obtain or enforce any right or benefit provided by the Agreement.

          12.  Arbitration.  Any dispute or controversy arising

under or in connection with this Agreement shall be settled

exclusively by arbitration in Connecticut by three arbitrators in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Employee shall be entitled to be paid as if his or her

employment continued during the pendency of any dispute or

controversy arising under or in connection with this Agreement.

The Company shall bear all costs and expenses arising in

connection with any arbitration pursuant to this Section 12.

          IN WITNESS WHEREOF, the parties hereto have executed

this Agreement as of the year and day first above written.



                                   THE PERKIN-ELMER CORPORATION



                                   By:  /s/  Tony L. White

                                        Tony L. White
                                        Chairman, President and
                                        Chief Executive Officer

ATTEST:



By:  /s/  WB Sawch
     William B. Sawch
     Vice President
     General Counsel & Secretary

                                   ACCEPTED AND AGREED:



                                   /s/  Stephen O. Jaeger
                                     Stephen O. Jaeger